SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California	95-3775816
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6565 Headquarters Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.050% Medium-Term Notes, Series B due January 11, 2028	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-202281

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are $500,000,000 principal amount of 3.050% Medium-Term Notes, Series B due January 11, 2028 of Toyota Motor Credit Corporation (“TMCC”). Incorporated herein by reference is the description of these debt securities contained in the Prospectus dated February 25, 2015, the Prospectus Supplement thereto dated February 26, 2015 and the Pricing Supplement dated January 8, 2018, all comprising part of the Registration Statement of Toyota Motor Credit Corporation (File No. 333-202281) declared effective by the Securities and Exchange Commission on February 25, 2015 (the “Registration Statement”).

Item 2. Exhibits.

The following exhibits are filed as part of this report:

Exhibit Numbers	Description of Document	Method of Filing
4.1	Specimen of note representing Toyota Motor Credit Corporation’s $500,000,000 principal amount of 3.050% Medium-Term Notes, Series B due January 11, 2028.	Filed Herewith
4.2	Indenture, dated as of August 1, 1991, between TMCC and The Chase Manhattan Bank, N.A.	(1)
4.3	First Supplemental Indenture, dated as of October 1, 1991, among TMCC, Bankers Trust Company and The Chase Manhattan Bank, N.A.	(2)
4.4	Second Supplemental Indenture, dated as of March 31, 2004, among TMCC, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)	(3)
4.5	Third Supplemental Indenture, dated as of March 8, 2011, among TMCC, The Bank of New York Mellon Trust Company, N.A., (formerly known as The Bank of New York Trust Company, N.A.) as successor to The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as trustee	(4)

(1)	Incorporated herein by reference to Exhibit 4.1(a) of the Company’s Registration Statement on Form S-3 (No. 333-222676).

(2)	Incorporated herein by reference to Exhibit 4.1(b) of the Company’s Registration Statement on Form S-3 (No. 333-222676).

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(3)	Incorporated herein by reference to Exhibit 4.1(c) of the Company’s Registration Statement on Form S-3/A on March 31, 2004 (No. 333-113680).

(4)	Incorporated herein by reference to Exhibit 4.2 filed with the Company’s Current Report on Form 8-K dated March 9, 2011 (Commission File Number 1-9961).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ Cindy Wang
Cindy Wang
Group Vice President – Treasury

Dated: March 5, 2018

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